January 30, 1997


Energy Research Corporation
3 Great Pasture Road
Danbury, CT 06813

     Re:  Energy Research Corporation
          Registration Statement on Form S-8
          ___________________________________


Ladies and Gentlemen:

We are general counsel to Energy Research Corporation, a New York corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 200,000 additional shares of the Company's Common Stock, $.0001 par value (the "Shares") issuable upon exercise of options granted or to be granted under the Company's 1988 Stock Option Plan as amended (the "Plan").

     The Plan was adopted by the Board of Directors and approved by the stockholders of the Company on February 24, 1988.

     In connection with the opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents
(collectively, the "Documents"):

     1. a copy of the Restated Certificate of Incorporation of the Company, as amended, as in effect on the date hereof;

     2. a copy of the By-laws of the Company as in effect on the date hereof;

     3. certificates of the Secretary of the Company with respect to the votes of the Board of Directors and the stockholders of the Company relating to the approval of the Plan;

     4.   the Plan; and

     5.   the Registration Statement.

     In giving our opinion, we have relied as to matters of fact upon certificates of public officials and officers of the Company. For purposes of this opinion we have assumed without any investigation (1) the legal capacity of each natural person and (2) the genuineness of each signature, the completeness and authenticity of each document submitted to us as an original and the conformity to the original of each document submitted to us as a copy.

     Our opinion hereafter expressed is based solely upon (1) our review of the Documents, (2) discussions with certain officers of the Company with respect to the Documents, (3) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein and (4) such review of published sources of law as we have deemed necessary.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued upon the proper exercise of options granted in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as
Exhibit 5 to the Registration Statement.

                         Very truly yours,


                         BROWN, RUDNICK, FREED & GESMER

                         By: Brown, Rudnick, Freed
                          & Gesmer, P.C., a partner


                         By: /s/ Jayne M. Donegan
                            _______________________
                             Jayne M. Donegan, a Member
                             duly authorized

JMD/PJF